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                                                                  Exhibit 23




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
R. G. Barry Corporation:


We consent to incorporation by reference in Registration Statement Nos. 2-63741, 2-92577, 2-92578, 33-3586, 33-23567, 33-23568, 33-28343, 33-38495,
33-46904, 33-67594, 33-67596, 33-7640, 33-81820 and 33-83252 on Forms S-8 and
S-3 of R. G. Barry Corporation of our reports dated February 14, 1995, relating to the consolidated balance sheets of R. G. Barry Corporation and subsidiaries as of December 31, 1994 and January 1, 1994, and the related consolidated statements of earnings, shareholders' equity and cash flows and related financial statement schedules for each of the fiscal years in the three-year period ended December 31, 1994, which reports appear in the 1994 annual report on Form 10-K of R. G. Barry Corporation.

Our report refers to the Company adopting Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes during fiscal 1993.



KPMG Peat Marwick LLP



Columbus, Ohio
March 29, 1995